Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant's charter

NUVEEN INVESTMENT TRUST II
811-08333, 33-33607

In compliance with the above-referenced Sub-Item, attached is a copy of the fund's Amended Designation of Series of Shares of Beneficial Interest dated
October 4, 2002 considered to be an Amendment to the Declaration of Trust as filed with the Commonwealth of Massachusetts on October 9, 2002.

AMENDED DESIGNATION OF SERIES OF
SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated
June 27, 1997 (the "Declaration"),
of Nuveen Investment Trust II,
a Massachusetts business trust
 (the "Trust"), the Trustees
of the Trust, on June 27, 1997
established and designated one series of Shares
 (as defined in the Declaration) of the
Trust by the execution of an instrument
establishing and designating such
series and setting forth the special and relative rights of such series (the "Designation");
WHEREAS, on August 13, 1997,
the Trustees amended the Designation
in order to redesignate the name of the
series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;
 WHEREAS, on October 15, 1999,
the Trustees amended and restated
the Designation in order to establish
and designate two additional series
of shares, Nuveen Innovation Fund
and Nuveen International Growth Fund;
WHEREAS, on September 11, 2000,
the Trustees amended and restated
the Designation in order to establish
and designate one additional series
of shares, Nuveen Select Stock Fund;
WHEREAS, the Trustees of the Trust now
desire to change the name of the series designated
Nuveen International Growth Fund to the new name, Nuveen NWQ International Value Fund.
NOW, THEREFORE, the Trustees of the
Trust, effective October 7, 2002, hereby amend the Designation solely to change the name of the series, Nuveen International Growth Fund to the new name, Nuveen NWQ International Value Fund.


	IN WITNESS WHEREOF, the undersigned,
being a majority of the Trustees of the Trust, have executed this instrument as of this 4th day of October, 2002.


/s/ William E. Bennett
William E. Bennett
2218 North Dayton
Chicago, Illinois  60614


/s/ Jack B. Evans
Jack B. Evans, Trustee
2336 Linden Drive, SE
Cedar Rapids,  Iowa  52403


/s/ William L. Kissick
William L. Kissick, Trustee
50 Johnson's Point Road
Branford Connecticut  06405


/s/ Thomas E. Leafstrand
Thomas E. Leafstrand, Trustee
412 West Franklin
Wheaton, Illinois 60187


/s/ Timothy R. Schwertfeger
Timothy R. Schwertfeger, Trustee
333 West Wacker Drive
Chicago, Illinois   60606

/s/ Sheila W. Wellington
Sheila W. Wellington, Trustee
249 East 48th Street
New York, New York  10017


STATE OF ILLINOIS		)
				)  SS
COUNTY OF COOK		)

		Then personally appeared the
above named Trustees, known to me to be the trustees of the Trust, who each acknowledged the foregoing instrument to be his free act and deed, before me this 4th day of October, 2002.

"OFFICIAL SEAL"
Virginia L. Corcoran	/s/ Virginia L. Corcoran
Notary Public, State of Illinois	Notary Public
My Commission Expires:  10/27/05